Exhibit 99.1 Prager And Fenton Spread Sheet

PRAGER
 AND
FENTON
                                  Viashow, Inc
                          Havana Night Club - The Show
                             DVD Production - Miami
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                               1/31 - 2/4   2/1 - 2/11   2/14 - 2/18  2/21 - 2/25   2/28 - 3/4    3/7 - 3/11   3/14 - 3/18    Total
TV Truck                           $75,000                                                                                  $75,000
Audio Truck                         25,000                                                                                   25,000
Promoter                            80,000                                                                                   80,000
Sound/Light video deposit           50,000                                                                                   50,000
Material & Carpenters
 (rehearsal)                        11,000                                                                                   11,000
                               -----------
Total 1st Week                    $241,000
                               -----------

Hotel (rehearsal)                                $2,000                                                                       2,000
Drapes (RH)                                       5,000                                                                       5,000
Transport (RH)                                    1,400                                                                       1,400
Set Design (RH)                                   4,000                                                                       4,000
Assistant ND                                      2,000                                                                       2,000
Catering (RH)                                     2,000                                                                       2,000
                                            -----------
Total 2nd Week                                  $16,400
                                            -----------

DVD Lou Horovitz                                            $112,500                                                        112,500
Deposit Director                                         (escrow)
Transport RH                                                   1,400                                                          1,400
Catering                                                       2,000                                                          2,000
Carjoset Europe                                               11,000                                                         11,000
Video Design 50%                                               3,500                                                          3,500
Airfare prepaid                                               52,000                                                         52,000
Show Director/Exec 50%                                        50,000                                                         50,000
Co-Exec 50%                                                   30,000                                                         30,000
                                                         -----------
Total 3rd Week                                              $262,400
                                                         -----------



                               1/31 - 2/4   2/1 - 2/11   2/14 - 2/18  2/21 - 2/25   2/28 - 3/4    3/7 - 3/11   3/14 - 3/18    Total
Transport RH                                                                $1,400                                            1,400
Catering RH                                                                  2,000                                            2,000
Hotels Deposit 50%                                                          40,000                                           40,000
Light Designs 50% RH                                                         4,500                                            4,500
Pryo & Flying Special Effects
 Deposit                                                                    20,000                                           20,000
Crane/Elevator Deposit                                                      15,000                                           15,000
                                                                      ------------
Total 4th Week                                                             $82,900
                                                                      ------------

Transport RH                                                                             $1,400                               1,400
Catering RH                                                                               1,400                               1,400
Light Designer 50% RH                                                                     4,500                               4,500
Per Diems RH (60 people)                                                                 12,000                              12,000
                                                                                    -----------
Total 5th Week                                                                          $19,300
                                                                                    -----------


                               1/31 - 2/4   2/1 - 2/11   2/14 - 2/18  2/21 - 2/25   2/28 - 3/4    3/7 - 3/11   3/14 - 3/18    Total
TV Truck                                                                                              $75,000                75,000
Audio Truck                                                                                            25,000                25,000
Cast                                                                                                   60,000                60,000
Techn TV Truck                                                                                         28,000                28,000
Sound/Light/Stage                                                                                      91,000                91,000
Truckloaders                                                                                           10,000                10,000
Special Effects Techs                                                                                  60,000                60,000
Staging Supervisor                                                                                     15,000                15,000
Show Director/Exec                                                                                     50,000                50,000
Co-Exec                                                                                                30,000                30,000
Asst. Director                                                                                          4,000                 4,000
Production Asst/Runner                                                                                  6,000                 6,000
Video Engineer                                                                                          2,500                 2,500
Lift Operator                                                                                           3,000                 3,000
Local Transport                                                                                        18,000                18,000
Video Designer 50% Balance                                                                              3,750                 3,750
Video Operator                                                                                          2,500                 2,500
Misc. Salaries                                                                                          5,000                 5,000
Hotel 50% Balance                                                                                      40,000                40,000
Misc. Hotel                                                                                             2,000                 2,000
Misc. Production office                                                                                 1,000                 1,000
Phones                                                                                                  5,000                 5,000
Office Supplies                                                                                         2,000                 2,000
Sound/Light/Video Balance                                                                              25,000                25,000
Special Effects                                                                                        20,000                20,000
Cranes                                                                                                 15,000                15,000
Set Designer                                                                                            7,000                 7,000
Camera Techs                                                                                          187,500               187,500
Misc Supplies                                                                                           7,000                 7,000
CD Live Recording Staff & Equip                                                                        11,000                11,000
Rights and Clearances                                                                                 100,000               100,000
                                                                                                -------------
Total 6th Week                                                                                       $911,250
                                                                                                -------------
                                                                                                                      -------------
 Total Production Costs                                                                                                  $1,533,250
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